UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2009

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to a Material Definitive Agreement

On January 23, 2009, SYNNEX Corporation (“SYNNEX” or the “Company”) entered into the Third Amended and Restated Receivables Sale and Servicing Agreement, by and between SYNNEX and SIT Funding Corporation, and the Third Amended and Restated Receivables Funding and Administration Agreement, by and among SIT Funding Corporation, the lenders party thereto and Bank of America, N.A., as a lender and agent (the “U.S. Arrangement”). Under the U.S. Arrangement, we continue to sell a maximum of $350.0 million in U.S. trade account receivables (“U.S. Receivables”) based upon eligible trade receivables. In connection with this program substantially all of our U.S. Receivables are transferred to our wholly-owned subsidiary, and we fund our borrowings by pledging all of our rights, title and interest in and to the U.S. Receivables as security. We amended our U.S. Arrangement to replace the lead bank and agent. In addition, the maturity date of the U.S. Arrangement is now January 22, 2010 and may be renewed upon our mutual agreement with the lenders. The effective borrowing cost under the U.S. Arrangement is a blend of the prevailing dealer commercial paper rates plus a program fee of 0.75% per annum based on the used portion of the commitment and a facility fee of 0.75% per annum payable on the commitment.

On January 23, 2009, SYNNEX entered into the Third Amended and Restated Credit Agreement, by and among SYNNEX, the lender signatories thereto from time to time, and Bank of America, N.A., as a lender and agent (the “Revolver”). We amended the Revolver to replace the lead bank and agent. The maximum commitment by the current lenders was also reduced from $120.0 million to $80.0 million. However, the Revolver retains an accordion feature to increase the maximum commitment by an additional $70.0 million to $150.0 million in the event one or more of the existing lenders agrees to increase their commitment or another financial institution becomes a lender under the Revolver and agrees to provide the increased commitment. Interest on borrowings under the Revolver is based on the financial institution’s prime rate or LIBOR plus 2.50% at our option. A fee of 0.50% per annum is payable with respect to the unused portion of the commitment. Among other changes, the Revolver was further amended such that it is an event of default under the Revolver if the maturity date of the U.S. Arrangement is not extended. In addition, it is also an event of default under the Revolver if (1) a lender under the U.S. Arrangement declines to extend the maturity date of the U.S. Arrangement at any point within 60 days prior the maturity date of the U.S. Arrangement, unless availability under the Revolver exceeds $60.0 million or SYNNEX has a binding commitment in place to renew or replace the U.S. Arrangement or (2) at least 20 days prior to the maturity date of the U.S. Arrangement SYNNEX does not have in place a binding commitment to renew or replace the U.S. Arrangement on substantially similar terms and conditions, unless SYNNEX has no amounts outstanding under the Revolver at such time. The Revolver is secured by our inventory and other assets and expires on February 11, 2011.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement, dated as of January 23, 2009, by and among the Company, the lender signatories thereto from time to time, and Bank of America, N.A. (incorporated by reference to Exhibit 10.33 to the Company’s Annual Report in Form 10-K for the year ended November 30, 2008).

10.2	Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009, by and among the Originator, the Servicer and SIT Funding Corporation (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report in Form 10-K for the year ended November 30, 2008).

10.3	Third Amended and Restated Receivables Funding and Administration Agreement, dated as of January 23, 2009, by and among SIT Funding Corporation, the lenders party thereto and Bank of America, N.A. (incorporated by reference to Exhibit 10.35 to the Company’s Annual Report in Form 10-K for the year ended November 30, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2009

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement, dated as of January 23, 2009, by and among the Company, the lender signatories thereto from time to time, and Bank of America, N.A. (incorporated by reference to Exhibit 10.33 to the Company’s Annual Report in Form 10-K for the year ended November 30, 2008).

10.2	Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009, by and among the Originator, the Servicer and SIT Funding Corporation (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report in Form 10-K for the year ended November 30, 2008).

10.3	Third Amended and Restated Receivables Funding and Administration Agreement, dated as of January 23, 2009, by and among SIT Funding Corporation, the lenders party thereto and Bank of America, N.A. (incorporated by reference to Exhibit 10.35 to the Company’s Annual Report in Form 10-K for the year ended November 30, 2008).